                                                                  Exhibit 11.(a)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                                  (unaudited)

                                   Nine Months Ended September 30
                                   ------------------------------
                                        1994            1993
                                     ------------    -----------

Net earnings                         $134,784,000    $83,568,000
                                     ============    ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
 Weighted average common
  shares outstanding                   67,412,297     61,118,198
 Dilutive effect of stock
  options after application
  of treasury-stock method              1,905,303      1,724,464
                                     ------------    -----------
                                       69,317,600     62,842,662
                                     ============    ===========

Earnings per share                          $1.94          $1.33
                                            =====          =====



                                   Three Months Ended September 30
                                   -------------------------------
                                         1994           1993
                                     ------------    -----------

Net earnings                         $ 52,066,000    $32,320,000
                                     ============    ===========

Weighted average number of
 common and common equivalent
 shares outstanding:
 Weighted average common
  shares outstanding                   67,602,359     61,370,262
 Dilutive effect of stock
  options after application
  of treasury-stock method              1,855,632      1,924,178
                                     ------------    -----------
                                       69,457,991     63,294,440
                                     ============    ===========


  Earnings per share                         $.75           $.51
                                             ====           ====

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